                                                  Registration No.
                                                                   -------------

                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D. C. 20549

                              -------------------------

                                       FORM S-8

               REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                       GRAHAM-FIELD HEALTH PRODUCTS, INC.
--------------------------------------------------------------------------------
                (Exact name of registrant as specified in its charter)

             Delaware                                         11-2578230
--------------------------------------------------------------------------------
(State or other jurisdiction of                            (I.R.S. Employer
incorporation or organization)                             Identification No.)


400 Rabro Drive East, Hauppauge, New York                        11788
--------------------------------------------------------------------------------
   (Address of Principal Executive Offices)                   (Zip Code)

             Graham-Field Health Products, Inc. Incentive Program
--------------------------------------------------------------------------------
                               (Full title of the plan)


                        Irwin Selinger, Chairman of the Board,
                             and Chief Executive Officer
                          Graham-Field Health Products, Inc.
                                 400 Rabro Drive East
                              Hauppauge, New York 11788
--------------------------------------------------------------------------------
                       (Name and address of agent for service)

                               (516) 582-5900
--------------------------------------------------------------------------------
            (Telephone number, including area code, of agent for service)

                           CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
                             Proposed   Proposed
Title of                     maximum    maximum
securities                   offering   aggregate   Amount of
to be         Amount to be   price per  offering    registration
registered    registered(1)  unit(2)    price       fee
--------------------------------------------------------------------------------

Common        900,000        $ 8.5938   $ 7,734,420  $ 2,667.00
Stock, par                     ------     ---------   ---------
value $.025
per share






(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate number of additional shares of Common Stock, par value $.025 per share (the "Common Stock"), as may be issuable pursuant to the anti-dilution provisions and other provisions of the Incentive Program, as amended (the "Program").

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933. The proposed maximum offering price per unit is based on the average of the high and low prices of the Registrant's Common Stock on November 26, 1996 as reported on the New York Stock Exchange, Inc.

         The Registration Statement on Form S-8 (the "Registration Statement") is being filed with respect to the registration of 900,000 shares of Common Stock to be issued in accordance with the terms and provisions of the Program. Prior to the effective date of this Registration Statement, 2,100,000 shares of Common Stock have been registered pursuant to effective Registration Statements on Form S-8 (File Nos. 33-48860, 33-37179, 33-38656, and 33-60679), which are incorporated herein by reference.

                                      SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on November 27, 1996.

                                  GRAHAM-FIELD HEALTH PRODUCTS, INC.


                                  By   S/IRWIN SELINGER
                                     -----------------------------------
                                    Irwin Selinger
                                    Chairman of the Board and
                                    Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature               Title                    Date
---------               -----                    ----

s/Irwin Selinger        Chairman of the          November 27, 1996
----------------------  Board and Chief
Irwin Selinger          Executive Officer
                        (Principal Executive
                        Officer and Director)

s/Gary M. Jacobs        Vice President and       November 27, 1996
----------------------  Chief Financial Officer
Gary M. Jacobs

s/Andrew A. Giordano    Director                 November 27, 1996

----------------------
Andrew A. Giordano

s/Harold Lazarus        Director                 November 27, 1996
----------------------
Dr. Harold Lazarus

s/Louis A. Lubrano      Director                 November 27, 1996
----------------------
Louis A. Lubrano

s/Donald Press          Director                 November 27, 1996
----------------------
Donald Press

s/Robert Spiegel        Director                 November 27, 1996
----------------------
Robert Spiegel

s/David P. Delaney, Jr. Director                 November 27, 1996
-----------------------
David P. Delaney, Jr.

s/Steven D. Levkoff     Director                 November 27, 1996
-----------------------
Steven D. Levkoff

s/Rodney F. Price       Director                 November 27, 1996
-----------------------
Rodney F. Price

s/Bevil J. Hogg         Director                 November 27, 1996
-----------------------
Bevil J. Hogg

                                    EXHIBIT INDEX

EXHIBIT NO.        DESCRIPTION                   PAGE NO.
-----------        -----------                   --------

   4               Incentive Program,
                    as amended                         7

   5               Opinion of Counsel to
                   Graham-Field Health
                    Products, Inc.                    25

  23.1             Consent of Ernst & Young LLP       26

  23.2             Consent of Counsel to
                   Graham-Field Health
                   Products, Inc.                      *



------------------------
*   See Exhibit 5.